ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "**Agreement**"), dated March 12, 2019 (the "**Execution Date**"), is made by and among **Modern Robotics Inc.**, a New York Sub-Chapter S corporation (the "**Company**" or the "**Seller**"); **Stephen Barker**, an individual ("**Barker**" or the "**Company Stockholder**"); **Boxlight, Inc.**, a Washington corporation (the "**Buyer**"); and **Boxlight Corporation,** a Nevada corporation ("**BOXL**"). The Buyer and BOXL are hereinafter sometimes collectively referred to as the "**Buying Parties**"; the Seller and Barker are hereinafter sometimes collectively referred to as the "**Selling Parties**"; and the Buying Parties and the Selling Parties are each referred to herein as a "**Party**" and collectively as the "**Parties**". Except as otherwise defined elsewhere herein, all other capitalized terms used in this Agreement are defined in **Exhibit A** annexed hereto and made a part hereof.

RECITALS

A. Seller is engaged in the business of developing, selling and distributing STEM, robotics and programming solutions to the global education market (the "**Business**").

B. Buyer desires to purchase from Seller, and Seller desires to sell, convey, assign and transfer to Buyer the Acquired Assets, and the Buyer is willing to assume, pay and discharge, when due, the Assumed Liabilities, all pursuant to the terms and conditions set forth in this Agreement.

C. The Acquired Assets and Assumed Liabilities are assets and liabilities of Seller and are to be purchased and assumed by Buyer, free and clear of any Liens, all in the manner and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parties hereto do hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE OF THE ACQUIRED ASSETS

SECTION 1.1 Transfer of Acquired Assets. At the Closing, and upon the terms and conditions herein set forth, except for the Excluded Assets, the Seller shall sell, transfer, assign, convey and deliver (collectively, "**Transfer**") to the Buyer, and Buyer shall acquire from Seller, all of Seller's right, title and interest in, to and under substantially all of Seller's assets and properties, wherever located, including all direct or indirect, right, title and interests of Seller and the Company Stockholder in and to all the tangible and intangible assets, properties, rents, claims and executory and other contracts used in connection with the Business, to the extent transferable. The Acquired Assets shall be acquired by the Buyer free and clear of any and all Liens. As used herein, the term "**Acquired Assets**" shall mean and include the following assets of Seller as at the Closing Date, but excluding the Excluded Assets:

(a) all cash and marketable securities, including uncashed/unnegotiated checks and other forms of payment to the Seller, commercial paper, treasury bills, certificates of deposit, bank accounts, instruments and investments of the Seller;

(b) all of Seller's rights and interests in the web domain names listed on Seller Disclosure Schedule 1.1(a);

(c) all of Seller's Accounts Receivable (whether current or noncurrent), rebates, refunds, and all causes of action specifically pertaining to Company cash, marketable securities, accounts receivable or the collection of the foregoing, and any other Accounts Receivable of Seller, in each case arising prior to, on or after the Closing Date, and all bank or brokerage accounts into which such cash and accounts receivables, rebates, and refunds are deposited as set forth on Seller Disclosure Schedule 1.1(c);

(d) all of Seller's rights and interests in security and utility deposits, credits, allowance, prepaid assets or charges, advance payments, escrows, rebates, setoffs, prepaid expenses and other prepaid items related to the Acquired Assets, including utility deposits and security deposits relating to Seller's real estate Leases;

(e) all machinery, equipment, furniture, fixtures, office equipment and related supplies (collectively, "**Equipment**") that are owned or leased or used by Seller under an Assumed Contract, including the Equipment set forth on Seller Disclosure Schedule 1.1(e);

(f) all of Seller's right, title and interest in and to (i) to all raw materials, work in process and finished goods inventory owned or used by Seller on the Closing Date, including, all packaging materials (the "**Inventory**")' which Inventory shall include, but shall not be limited to, Inventory in transit, located in outside warehouses and consignment inventory located at customer sites and (ii) all warranties received from suppliers with respect to such Inventory;

(g) all of Seller's rights and interests in all social accounts, social networks, contacts, leads or other social intelligence;

(h) all of Seller's rights and interests in all customer or supplier lists, databases and/or user data, including without limitation those set forth on Seller Disclosure Schedule 1.1(h);

(i) all Intellectual Property owned, licensed, leased or otherwise used by the Seller in the Business, including but not limited to computer software, customized codes, proprietary algorithms or systems, and other intangible assets associated with the Business and the Acquired Assets (to the extent transferable) including without limitation the Intellectual Property set forth on Seller Disclosure Schedule 1.1(i);

(j) all telephone, facsimile numbers, web domain names, websites and other communication methods used or held for use by the Seller, including without limitation those set forth on Seller Disclosure Schedule 1.1(a);

(k) all promotional and advertising materials relating exclusively to the Business, including all catalogs, brochures, plans, customer lists, supplier lists, manuals, handbooks, equipment and parts lists, and dealer and distributor lists;

(l) all (i) rights to causes of action, lawsuits, judgments, claims and demands of any nature in favor of the Seller, and (ii) rights under all guarantees, warranties, indemnities and similar rights in favor of the Seller;

(m) all rights and benefits under all Assumed Contracts (hereinafter defined) including the three real estate leases to which Seller is a party;

(n) all rights of Seller to the warranties and licenses received from suppliers of Acquired Assets,

(o) all of Seller's rights and interests in Permits held by the Seller relating to the Business or Acquired Assets, including those set forth on Seller Disclosure Schedule 1.1(o), to the extent transferable in accordance with applicable Law.

(p) all of Seller's right, title and interest in all books, records, files, data, reports, plans, surveys and property records;

(r) all third party business interruption, property or casualty insurance proceeds, to the extent covered by insurance policies included in the Assumed Contracts and which are receivable by Seller or the Acquired Assets or the Assumed Liabilities after the Closing Date, based on insurable events that occurred either prior to subsequent to the Closing Date;

(s) to the extent not prohibited by Legal Requirements and not subject to attorney-client privilege or other work product privilege, and excluding all personal materials of Barker, all documents and other books and records (including financial, accounting, personnel files of Buyer Employees), except to the extent related to the Excluded Assets or the Excluded Liabilities, and correspondence, and all customer sales, marketing, advertising, packaging and promotional materials, files, data, software (whether written, recorded or stored on disk, film, tape or other media, and including all computerized data), drawings, engineering and manufacturing data and other technical information and data, and all other business records, in each case, that are used in connection with the Acquired Assets, the Assumed Liabilities or the Business; provided, however, that Seller shall be permitted to have access to all of the foregoing for a period of three (3) years following the Closing Date;

(t) all HTML, text and graphic designs;

(u) all rights under non-disclosure or confidentiality, non-compete, or non-solicitation agreements (in each case, to the extent transferrable) or key employee retention plans or similar arrangements with (or for the benefit of) employees and agents of Seller or with third parties (including any non-disclosure or confidentiality, non-compete, or non-solicitation agreements (in each case, to the extent transferrable), to the extent included as an Assumed Contract;

(v) all proceeds and products of any and all of the foregoing Acquired Assets;

(w) the goodwill of the Seller and its Business as a going concern; and

(x) all other assets, if any, relating to the Business and not listed above.

SECTION 1.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Buyer shall not acquire or (in the case of Section 1.2(a) below) be entitled to retain, any of the following assets and properties (the "**Excluded Assets**"):

(a) all rights to the capital stock of Seller, its certificate of incorporation, bylaws and all seals, minute books, charter documents, equity record books and such other books and records as pertain to the organization, existence or capitalization of Seller;

(b) any Excluded Contracts and all of Seller's rights thereunder;

(c) all rights of the Seller to the Purchase Price;

(d) subject to Section 1.5(c), any Permits held by Seller that are not assignable or transferrable;

(e) all rights under any Employee Benefit Plans that are not expressly included in Assumed Contracts; and

(f) all rights of Seller arising under this Agreement and under any other agreement between Selling Parties and Buying Parties entered into in connection with this Agreement.

SECTION 1.3 Assumption of Liabilities. At the Closing, Buyer shall assume, and thereafter pay, perform and discharge, when due the liabilities set forth on Seller Disclosure Schedule 1.3 and the following liabilities (collectively, the "**Assumed Liabilities**"):

(a) those specific accounts payable and accrued expenses of the Company that are set forth on Seller Disclosure Schedule 1.3 annexed hereto; and

(b) all liabilities and obligations under and with respect to Assumed Contracts and Assumed Leases and Licenses that shall first arise for all periods following after the Closing Date (collectively, the "**Assumed Contractual Liabilities**"); provided, however, that additional rent items, such as percentage rents, common area maintenance charges, prorated taxes or other charges for which the Seller may be liable to any landlord shall not be deemed Assumed Contractual Liabilities and are the responsibility of the Seller up to the Closing Date.

SECTION 1.4 Excluded Liabilities. Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller of whatever nature, whether presently in existence or arising hereafter, including without limitation any Claims asserted or unasserted, known or unknown for injuries to persons or property which are related to circumstances or events that predate the Closing of the transaction contemplated hereunder. All such other liabilities and obligations shall be retained by and remain liabilities and obligations of Seller (all such liabilities are, collectively, the "**Excluded Liabilities**"). Without limiting the foregoing, except as expressly provided by Section 1.3 above, neither the Buyer, BOXL nor any of their Affiliates will be deemed to have assumed or be liable for; (i) any capitalized leases not included in the Assumed Contracts, long-term debt, current liabilities, or any other liabilities of the Seller whether or not reflected on the balance sheets of the Seller; (ii) any intercompany liabilities or amounts due to the Company Stockholder or other Affiliates; (iii) except for Employee

Benefit Plans expressly included in Assumed Contracts any liabilities of the Seller or any of its Affiliates under any employee retirement, deferred compensation, health, welfare or other benefit plan or program to or with respect to any former or current employees of Seller; (iv) any liabilities of Seller or any of its Affiliates accruing or arising on or before the Closing Date, unless expressly set forth in Section 1.3 above; (v) any liability or obligation of the Seller to any broker, finder or similar party.

SECTION 1.5 Assignment and Assumption of Contracts.

(a) Seller Disclosure Schedule 1.5(a) sets forth a list of all executory Contracts (including all purchase orders, supply agreements, joint venture agreements, operating and joint operating agreements, participation agreements, and all Leases and Licenses relating to the Business or the Acquired Assets to which the Seller is a party) (collectively, the "**Available Contracts**") which Seller Disclosure Schedule 1.5(a) may be updated from time to time to add or remove any Available Contracts included or excluded from such schedule. On or before a date which shall be ten (10) days after receipt of Schedule 1.5(a) furnished by Seller and the Company Stockholder, Buyer shall designate in writing which Available Contracts from Seller Disclosure Schedule 1.5(a) relating to the Business or the Acquired Assets that Buyer wishes to assume (collectively, the "**Assumed Contracts**"). All Available Contracts of Seller that are listed on Seller Disclosure Schedule 1.5(a) and which Buyer does not designate in writing for assumption shall not be considered Assumed Contracts or Acquired Assets and shall automatically be deemed "**Excluded Contracts**"; provided, however, that if an Available Contract is material and necessary to the operation of the Business and use of the Acquired Assets, it shall be assumed by the Buyer as an Assumed Contract. However, for the avoidance of doubt, except as set forth in Section 1.3 and other than as provided in the preceding sentence, (x) Buyer shall not assume or otherwise have any Liability with respect to any Excluded Contract and (y) any employment agreement or collective bargaining agreement to which Seller may be bound or party to shall be an Excluded Contract.

(b) The Seller and Buyer, as applicable, shall use commercially reasonable efforts to assign, or cause to be assigned, the Assumed Contracts to Buyer.

(c) At Closing, Seller shall assign, or cause to be assigned, to Buyer or to a designee of Buyer, if applicable, each of the Assumed Contracts that is capable of being assumed and assigned, and Buyer shall assume and perform and discharge the Assumed Liabilities (if any) under the Assumed Contracts.

SECTION 1.6 Limitations on Assignability.

(a) This Agreement and the instruments and documents executed and delivered herewith will constitute an assignment of all Acquired Assets; provided, however, that neither this Agreement, nor any of the instruments or documents executed and delivered in connection herewith or contemplated hereby, shall constitute an assignment or assumption of any Acquired Asset, or an attempted assignment or an attempted assumption thereof, to the extent that, without the consent of a third party, such assignment or attempted assignment, or assumption or attempted assumption, would constitute a breach thereof.

(b) With respect to such Assumed Contracts, Seller hereby appoints, effective as of the Closing Date, Buyer as Seller's agent and attorney-in-fact, effective as of the Closing Date, to act for Seller in obtaining the benefits and performing Seller's obligations under such Contracts, but only to the extent any action to obtain such benefits and any such delegation of duties may be made without violation thereof and, in each case, at the sole cost and expense of Buyer without any liability or obligation of Seller. Any payments pursuant to such items received by Seller following Closing shall be promptly remitted to Buyer.

ARTICLE 2
CONSIDERATION

SECTION 2.1 Total Consideration. In addition to the Assumed Liabilities, the total aggregate consideration for the sale, transfer, assignment and conveyance of the Acquired Assets will be the sum of **Nine Hundred Seventy Thousand Dollars ($970,000)** (the "**Purchase Price**"). The Purchase Price shall be payable on the Closing Date in the form of (i) **Seventy Thousand Dollars ($70,000)** in the form of a note payable (the "**Seller Note**") in the form of **Exhibit B**, and (ii) **Two Hundred Thousand (200,000)** shares of Boxlight Class A Common Stock, $0.0001 par value per share (the "**BOXL Shares**"). The Parties hereto hereby agree that the BOXL Shares shall be valued, for purposes of this Agreement, at $4.50 per share.

SECTION 2.2 Investment Representations. By his execution of this Agreement, Barker hereby expressly represents and warrants that:

(a) the BOXL Shares are restricted securities and have not been registered for resale under the Securities Act of 1933, as amended (the "**Securities Act**"), and may not be sold, transferred, hypothecated or assigned by the Seller in the absence on a registration statement covering the BOXL Shares that has been declared effective by the SEC or the availability of an application exemption from the registration requirements of the Securities Act;

(b) the BOXL Shares have been issued pursuant to Section 4(a)(2) of the Securities Act; and

(c) Barker or the Seller (as applicable) is acquiring the BOXL Shares for investment purposes and with no immediate intent at this time to sell or liquidate the BOXL Shares. Barker or his legal and financial representatives have reviewed the SEC Reports filed by BOXL with the SEC and understand the risks of the investment in the BOXL Shares.

ARTICLE 3
CLOSING AND DELIVERIES

SECTION 3.1 Closing. The consummation of the transactions contemplated hereby (the **"Closing"**) shall take place on the first Business Day following the satisfaction or waiver by the appropriate party of all the conditions contained in Article 7, or on such other date or at such other place and time as may be mutually agreed to by the Parties (the **"Closing Date"**). All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been

taken and executed simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

SECTION 3.2 Seller's Deliveries. At the Closing, the Selling Parties shall deliver the following to Buyer:

(a) The sale, transfer, assignment, conveyance and delivery of the Acquired Assets, including but not limited to the Assumed Contracts, by such bills of sale, certificates of title, documents, deeds, endorsements, assignments and other instruments of transfer and conveyance as Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to Buyer of valid ownership of the Acquired Assets;

(b) short form instruments of assignment of the Patents and Trademarks and other Intellectual Property that are owned by Seller and included in the Acquired Assets, if any, duly executed by the Seller, in form for recordation with the appropriate United States Governmental Authorities, and in customary form reasonably acceptable to the Parties;

(c) the Barker Employment Agreement; and

(d) a secretary's certificate for Seller attaching and certifying its (i) Governing Documents; and (ii) resolutions of the board of directors of Seller approving this Agreement, the Exhibits hereto and the transactions contemplated hereby.

SECTION 3.3 Buyer's Deliveries. At the Closing, the Buying Parties shall deliver the following:

(a) the BOXL Shares registered in the name of the Seller or the Company Stockholder (as determined by Barker);

(b) an assumption agreement to the Seller, pursuant to which Buyer shall assume all of the Assumed Liabilities;

(c) the Seller Note;

(d) the Barker Employment Agreement; and

(e) a secretary's certificate for each of the Buying Parties attaching and certifying their respective (i) Governing Documents; and (ii) resolutions of the board of directors of each of BOXL and the Buyer approving this Agreement, the Exhibits hereto and the transactions contemplated hereby.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of Selling Parties. Each of the Selling Parties do hereby jointly and severally represent and warrant to Buyer and BOXL, as of the date hereof and as of the Closing Date, as follows:

(a) Ownership and Organization. The Company Stockholder is the record and beneficial owner of 100% of the outstanding shares of capital stock of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller has all requisite corporate (or equivalent) power and authority to own, lease and operate its properties, to carry on its business as now conducted (including the Business), and to perform its obligations hereunder and under any Ancillary Agreements to which it is or will be party. Seller is qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases its real property and each other jurisdiction in which the conduct of its Business or the ownership of its properties requires such qualification or authorization, except where failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

(b) Authorization and Validity. Seller has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of all Consents, to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder, has been, or on the Closing Date will be, duly authorized by all necessary corporate action of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Company Stockholder and the Seller and constitutes valid and binding obligations, enforceable against each of the Selling Parties in accordance with its terms.

(c) No Conflict or Violation. The execution, delivery and performance by the Selling Parties of this Agreement does not and will not: (i) violate or conflict with any provision of the Seller's Governing Documents; (ii) violate any provision of law, or any order, judgment or decree of any Governmental Authority applicable to Selling Parties; (iii) result in or require the creation or imposition of any Liens on any of the Acquired Assets; or (iv) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract entered into by Seller by which Seller is bound or to which the Acquired Assets are subject.

(d) Consents and Approvals. Seller Disclosure Schedule 4.1(d) sets forth a true and complete list of each consent, waiver, authorization or approval of any Person and each material declaration to or filing or registration with any Governmental Authority that is required to be obtained by any Seller in connection with the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder or thereunder, including, without limitation, any and all material consents and approvals that are required to be obtained, or rights of first refusal, first offer or other similar preferential rights to purchase that are required to be complied with, in connection with the assignment or transfer of any Acquired Assets to Buyer in accordance with the terms of this Agreement (collectively, the **"Consents"**).

(e) Title to Acquired Assets. Seller has or prior to Closing will obtain good and marketable title to, or a valid and enforceable right by Contract to use, the Acquired Assets which shall be transferred to Buyer free and clear of all Liens, other than Permitted Liens. Except for the Excluded Assets, the Acquired Assets constitute all of the assets presently used in, and necessary for the conduct of, the operations of the Business as currently conducted. No assets owned by Company Stockholder are used by the Company in the Business.

(f) Legal Proceedings. There are no Claims, Legal Proceedings, inquiries or investigations, at law or in equity, before or by any court, public board or body, pending or, to the best of Seller's knowledge, threatened against or affecting Seller or the Acquired Assets, nor is there any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

(g) Business Operations. Relating solely to the operation of its Business, Seller is not a party to any written or oral:

(i) Contract for the future purchase of Equipment or other fixed assets (other than this Agreement);

(ii) Contracts for the future purchase of materials, supplies or equipment other than in the ordinary course of the Business;

(iii) Contract or other commitment for capital expenditures in excess of normal operating requirements;

(iv) Contract, or other commitment under which Seller is required to supply goods or products to any customer or other person other than in the ordinary course of the Business; or

(v) Contract, arrangement or understanding which is material to the operation of the Seller's Business and which has not been previously disclosed in writing to the Buyer.

(h) Environmental. To the Knowledge of Seller, no action, hearing, investigation, complaint, or notice has been filed against Seller with respect to the Business alleging any failure to comply with any applicable United States environmental, health, and safety law, including but not limited to any applicable regulation promulgated by the Environmental Protection Agency of the United States of America and any applicable comparable New York statute or regulation. In addition, none of the Acquired Assets includes any underground or above ground storage tanks or if any such storage tanks exist that they are in compliance with applicable environmental statutes, rules and regulations.

(i) Labor Relations. No current officers or employees of Seller are a party to any employment agreement or union or Collective Bargaining Agreement with Seller, (ii) no union has been certified or recognized as the collective bargaining representative of any of such

employees or, to Seller's Knowledge, has attempted to engage in negotiations with Seller regarding terms and conditions of a collecting bargaining agreement for the past three (3) years, (iii) no unfair labor practice charge, work stoppage, picketing or other such activity relating to labor matters has occurred for the past three years or is occurring, or (iv) to the Knowledge of Seller, no current officer of Seller is subject to any noncompete, nondisclosure, confidentiality, employment or consulting agreements relating to, affecting or in conflict with the Business of Seller (except those with Seller).

(j) Contracts.

(i) Each Assumed Contract is valid, binding, and enforceable in accordance with its terms in all material respects, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii) Except as would not be expected to have a Material Adverse Effect, to Seller's Knowledge each other Person that has any obligation or liability to Seller under any Assumed Contract is in compliance with all terms and requirements of such Assumed Contract.

(iii) Seller has duly performed all of its material obligations under each Assumed Contract to the extent that such obligations to perform have accrued, and no material breach or default, or, to Seller's Knowledge, alleged material breach or default or event that would (with the passage of time, notice or both) constitute a material breach or default by Seller thereunder has occurred.

(k) Intellectual Property.

(i) Seller Disclosure Schedule 1.1(i) sets forth a true and complete list of all U.S. and foreign (A) issued Patents and pending applications for Patents; (B) registered Trademarks and pending applications for Trademarks; and (C) registered Copyrights and pending applications for Copyrights, in each case which are owned by a Seller as of the Execution Date and which are material to the Acquired Assets. Seller is the sole owner of all of the applications and registrations set forth on Seller Disclosure Schedule 1.1(i), and all such applications and registrations are in effect and subsisting.

(ii) Except to the extent that would not be a Material Adverse Effect and to Seller's Knowledge: (A) there are no infringements or misappropriations by any third party of any of the material Intellectual Property of Seller, (B) there is no pending Action to which Seller is a party claiming that Seller has infringed any Intellectual Property of a third party and that would materially adversely affect the Business, and (C) none of the material Seller Intellectual Property infringes on the Intellectual Property of any third party.

(iii) To Seller's Knowledge, the Acquired Assets and any rights provided to Buyer pursuant to the Ancillary Agreements include all material third party Intellectual Property

licensed to Seller that are required to conduct the Business in a substantially similar manner as it is presently being conducted by Seller.

(l) Employee Benefits. The Company has no Employee Benefit Plans.

(m) Seller Disclosure Schedule 4(m) sets forth a complete list of all bank accounts (including any deposit accounts, securities accounts and any sub-accounts) of Seller.

(n) Furnished Financial Statements. Seller has delivered to Buyer its unaudited balance sheet, statement of operations and statement of cash flows for the two fiscal years ended December 31, 2017 and December 31, 2018 (the "**Furnished Financial Statements**"). The Furnished Financial Statements have been and will be prepared in a consistent manner and present fairly the financial position, assets and Liabilities of the Seller as of the dates thereof and the revenues, expenses, results of operations of the Seller for the periods covered thereby. The Furnished Financial Statements are derived from the books and records of the Seller and do not reflect any transactions which are not bona fide transactions. Neither the Company Stockholder nor the Seller has any reason to believe that the Furnished Financial Statements cannot be audited by BOXL's accountants following the Closing in accordance with GAAP.

(o) Taxes. The Company has elected to be taxed as a Sub-Chapter S corporation under Section 1371 of the Internal Revenue Code. All income taxes on the earnings and profits of the Company have been paid by the Company Stockholder. The Company has paid all sales and use Taxes and all other Taxes required to be paid for all periods through and including December 31, 2018.

(p) Real Property. Seller owns no real property. Seller Disclosure Schedule 4.1(p) sets forth a true and complete list of all Leases, subleases, licenses and other agreements, including all amendments, extensions renewals, guaranties and other agreements with respect thereto, pursuant to which Seller holds any Leased Real Property. Seller has delivered to Buyer a true and complete copy of each Lease. With respect to each Lease:

(i) such Lease is valid, binding, enforceable and in full force and effect, and Seller enjoys peaceful and undisturbed possession of the Leased Real Property;

(ii) Seller is not in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, and Seller has paid all rent due and payable under such Lease;

(iii) Seller has not received nor given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller under any of the Leases and, to the Knowledge of Seller, no other party is in default thereof, and no party to any Lease has exercised any termination rights with respect thereto;

(iv) Seller has not subleased, assigned or otherwise granted to any Person the right to use or occupy such Leased Real Property or any portion thereof; and

(v) Seller has not pledged, mortgaged or otherwise granted a Lien on its leasehold interest in any Leased Real Property.

SECTION 4.2 Representations and Warranties of Buying Parties. The Buying Parties hereby jointly and severally represent and warrant to Selling Parties, as follows:

(a) Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. BOXL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Buying Parties have all requisite corporate power and authority to own their properties and assets and to conduct their businesses as now conducted.

(b) Authorization and Validity. Each of the Buying Parties has all requisite corporate power and authority to enter into this Agreement and has or will have all requisite corporate power and authority to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of Buying Parties' obligations hereunder have been, or on the Closing Date will be, duly authorized by all necessary by the board of directors of the Buying Parties, and no other corporate proceedings on the part of Buying Parties are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Buying Parties and constitutes valid and binding obligations, enforceable against Buying Parties in accordance with its terms.

(c) No Conflict or Violation. The execution, delivery and performance by Buying Parties of this Agreement to which Buying Parties is or will become a party do not and will not (i) violate or conflict with any provision of the organizational documents of Buying Parties, (ii) violate any provision of law, or any order, judgment or decree of any court or Governmental Authority applicable to Buying Parties; or (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract to which Buying Parties is party or by which Buying Parties is bound or to which any of Buying Parties' properties or assets is subject.

(d) BOXL Shares. When issued, the BOXL Shares will be validly issued, fully-paid and non-assessable. The issuance of the BOXL Shares has been authorized by all necessary corporate action. BOXL's filings with the SEC are current and may be relied on by the Selling Parties; provided, however, that the Selling Parties shall not be charged with knowledge of or consent to any matter not specifically disclosed in this Agreement or the Ancillary Agreements.

(e) Litigation. There are no Claims, Legal Proceedings or investigations pending or, to the Knowledge of Buying Parties, threatened, before any federal or state court, Governmental Authority or Person brought by or against Buying Parties, or any Related Person of Buying Parties that could reasonably be expected to affect the ability of Buying Parties to consummate the transactions contemplated by this Agreement.

(f) Investigation by Buying Parties. Each of the Buying Parties has conducted its own independent review and analysis of the Acquired Assets, the Assumed Liabilities and the Business and acknowledges that Selling Parties have provided Buying Parties with reasonable

access to the personnel, properties, premises and records of the Business for this purpose. In entering into this Agreement, Buying Parties have relied solely upon its own investigation and analysis and the representations and warranties of Selling Parties set forth in this Agreement.

ARTICLE 5
COVENANTS AND OTHER AGREEMENTS

SECTION 5.1 Pre-Closing Covenants of Selling Parties. Each of the Selling Parties covenants to Buying Parties that during the period from the Execution Date through and including the Closing Date:

(a) Conduct of Business Before the Closing Date. The Selling Parties shall operate the Business in all material respects in the Ordinary Course of Business. Without limiting the foregoing and without obtaining the prior consent of Buyer to take any actions not permitted or required by the following clauses, the Selling Parties shall comply with the following affirmative and negative covenants:

(i) Selling Parties shall not take or agree to commit to take any action that would make any representation or warranty of Selling Parties inaccurate in any material respect at, or as of any time prior to, the Closing Date;

(ii) Selling Parties shall keep in full force and effect and pay all premiums and other amounts due under the insurance policies;

(iii) Selling Parties shall not make any material modification to any Assumed Contract;

(iv) Selling Parties shall not directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any of the Acquired Assets other than the sale of Inventory in the Ordinary Course of Business;

(v) Seller shall not delay the payment of its accounts payable and accrued expenses or accelerate the collection of its accounts receivable;

(vi) Selling Parties shall use commercially reasonable efforts to (A) retain the services of its current executive officers (or their successors) who are in good standing and who are necessary to conduct the Business as it is currently being conducted in all material respects and (B) maintain their relationships with and preserve for the Business the goodwill of their key suppliers and customers in all material respects (it being understood that no increases to any payments or compensation, including any incentive, retention or similar compensation, shall be required in respect of either clause (A) or (B) hereof or other expenditures of funds (other than pursuant to the existing terms of any Contracts) or modification of Contract terms);

(vii) Selling Parties shall (A) comply in all material respects with all Legal Requirements applicable to them or having jurisdiction over the Business or any Acquired Asset, (B) comply in all material respects with contractual obligations

applicable to or binding upon them pursuant to any Available Contracts, and (C) maintain in full force and effect all material Permits and comply with the terms of each such Permit (but only to the extent such Permits are necessary for the Business and the Acquired Assets in the Ordinary Course of Business);

(viii) Seller shall cause any of their current property insurance policies with respect to the Business or any of the other Acquired Assets not to be canceled or terminated or any of the coverage thereunder to lapse unless, simultaneously with such termination, cancellation or lapse, replacement, policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies are in full force and effect, to the extent such coverage is reasonably available;

(ix) Seller shall maintain, preserve and protect in full force and effect the existence of all material Intellectual Property owned by Seller and included in the Acquired Assets, except for abandonment of Intellectual Property that is *de minimis* to the Business in Seller's reasonable business judgment; and

(x) Seller shall not: (1) hire any employees having annual base or guaranteed compensation in excess of $50,000; (2) increase the annual rate of base salary or any target bonus opportunity of any Employee whose annual rate of base salary prior to such increase was in excess of $20,000; (3) pay or award any bonus, benefit, or other direct or indirect incentive compensation (other than any such payments authorized pursuant to an existing agreement); (4) award any equity compensation awards (whether phantom or equity) with respect to the equity of the Company or its Affiliates; (5) modify, amend or terminate any Employee Benefit Plan; (6) enter into any employment, compensation, severance, non-competition, or similar contract (or amended any such contract) to which any Seller is a party; or (7) adopt any new severance pay, termination pay, deferred compensation, bonus, or other Employee Benefit Plan with respect to employees that would be an Employee Benefit Plan if it existed on the Execution Date;

(xi) Selling Parties shall use commercially reasonable efforts not to take or agree to or commit to assist any other Person in taking any action (i) that would reasonably be expected to result in a failure of any of the conditions to the Closing or (ii) that would reasonably be expected to impair the ability of Selling Parties or Buyer to consummate the Closing in accordance with the terms hereof or to materially delay such consummation.

(xii) Seller shall not change any method of accounting or accounting practice used by it, except as required by GAAP in any material respect;

(xiii) Selling Parties shall not obtain any rulings or make any new elections with respect to Taxes, or enter into any agreements with any Taxing authority that would be reasonably likely to result in a Material Adverse Effect;

(xiv) Selling Parties shall not enter into any commitment for capital expenditures, except as set forth in Seller's budget or in the Ordinary Course of Business;

(xv) Selling Parties shall not terminate, amend or modify any Lease or License in any material respect;

(xvi) Seller shall not merge or consolidate with any other Person or acquire a material amount of assets of any other Person; and

(xvii) Selling Parties shall not take, or agree, commit or offer (in writing or otherwise) to take, any actions in violation of the foregoing.

(b) Consents and Approvals. Selling Parties shall use commercially reasonable efforts to obtain all Consents prior to Closing. Selling Parties shall use their reasonable best efforts to assist Buyer in its efforts to obtain all necessary Permits including, but not limited to, making filings with Governmental Authorities, issuing power of attorneys to Buyer, as necessary, and providing access to personnel and books and records.

(c) Notices. From the date hereof until the Closing Date, Selling Parties shall provide Buyer with prompt written notice of Selling Parties' Knowledge of (i) any breach of the representations and warranties set forth in Article IV, (ii) the loss of any customer facility currently serviced by Seller, or (iii) the violation or breach of any representation, warranty, or covenant that has rendered, or that would reasonably be expected to render, the satisfaction of any condition to the obligations of Buyer hereunder impossible.

(d) Cooperation. Selling Parties shall use commercially reasonable efforts to (i) obtain the Consents and (ii) take, or cause to be taken, all action and to do, or cause to be done, all things necessary or proper, consistent with applicable law, to consummate and make effective as soon as possible the transactions contemplated hereby.

(e) Access to Records and Properties. Buyer shall be entitled to, at its expense, conduct such investigation of the condition of the Acquired Assets as Buyer shall reasonably deem appropriate.

(f) Notice of Certain Events. Selling Parties shall promptly notify Buyer of, and furnish to Buyer, any information it may reasonably request with respect to the occurrence of any event or condition or the existence of any fact that would reasonably be expected to cause any of the conditions to Buyer's obligations to consummate the transactions contemplated by this Agreement not to be fulfilled.

SECTION 5.2 Pre-Closing Covenants of Buying Parties. Each of the Buying Parties covenants to Seller that, during the period from the Execution Date through and including the Closing Date or the earlier termination of this Agreement:

(a) Barker Employment Agreement. At Closing, the Buyer will enter into a three-year employment agreement with Barker, in the form of **Exhibit C** annexed hereto and made a part hereof (the "**Barker Employment Agreement**").

(b) Cooperation. Buyer shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or proper, consistent with applicable law, to consummate and make effective as soon as possible the transactions contemplated hereby.

(c) BOXL Shares. The Selling Parties have advised the Buyer Parties that 10% of the Purchase Price will be paid to Bodhiment, Inc., as consideration under a Board of Directors Services Agreement between Bodhiment, Inc. and the Company, and that the Selling Parties will be responsible for transferring shares of BOXL to Bodhiment in connection therewith.

SECTION 5.3 Expenses. Each of Selling Parties and Buying Parties shall bear their own expenses in connection with this Agreement and the transactions contemplated hereby; provided, that Buyer shall reimburse the Selling Parties for their legal expenses up to an amount not to exceed $10,000.

SECTION 5.4 Employment Matters. Except as set forth in Section 5.2(a) and (b) above:

(a) Buyer shall have the right, but shall have no obligation, to offer employment post-Closing to employees of Seller. Any meeting between any such Person and Buyer pursuant to this subsection shall occur at a time and place that does not conflict with such Person's employment obligations to Seller. Any employment offered by Buyer to such Person shall be on such terms and conditions as Buyer, in its sole discretion, may determine.

(b) Only employees who are offered and accept such offers of employment with Buyer based on the initial terms and conditions set by Buyer and then actually commence employment with Buyer will become "**Buyer Employees**" after the Closing Date. Seller shall terminate, or shall cause to be terminated, on or prior to the Closing Date the employment of all employees who are offered and accept offers of employment with Buyer pursuant to this Section 5.4.

(c) Notwithstanding the foregoing, nothing herein will, after the Closing Date, impose on Buyer any obligation to retain any Buyer Employee in its employment for any amount of time or on any terms and conditions of employment. The employment of each such Buyer Employee with Buyer (including any Buyer Employee who may be on leave of absence) will commence immediately after the Closing Date. Except as otherwise required by Legal Requirement, specified in this Agreement, or otherwise agreed in writing by Buyer, Buyer shall not be obligated to provide any severance, separation pay, or other payments or benefits, including any key employee retention payments, to any Employee on account of any termination of such Employee's employment on or before the Closing Date, and such benefits (if any) shall remain obligations of Seller.

(d) Following the Execution Date, Seller shall provide Buyer, its Affiliates, and their Representatives with reasonable access to the Buyer Employees and with information, including employee records, reasonably requested by Buyer and such Affiliates, except as otherwise prohibited by Legal Requirements.

SECTION 5.5 Name Change. If requested by Buyer, Seller will deliver to Buyer at the Closing a duly and properly authorized and executed evidence as to the amendment of such Seller's certificate of incorporation changing Seller's name to another name which does not include the name "**Modern Robotics**" or any derivation thereof. Upon the Closing, Seller hereby irrevocably authorizes Buyer to use the name Modern Robotics or any derivation thereof for all purposes as well as any other trade names currently utilized by Seller.

SECTION 5.6 Post-Closing Books and Records; Properties; and Personnel. From and after the Closing Date for a period of one (1) year, each Party shall provide the other Parties (and their respective Representatives) with access, at reasonable times and in a manner so as not to unreasonably interfere with its normal business, to the assets, books, records, systems and other property and any employees of the other Parties so as to enable Buyer and Seller to prepare Tax, financial or court filings or reports, to respond to court orders, subpoenas or inquiries, investigations, audits or other proceedings of Governmental Authorities, to prosecute and defend legal Actions or for other like purposes, including claims, objections and resolutions. During such one (1) year period, each Party (and its Representatives) shall be permitted to make copies of any books and records described in this Section 5.6, subject to the confidentiality requirements set forth in Section 5.7. If any Party desires to dispose of any such books and records, such Party shall, thirty (30) days prior to such disposal, provide the other Party with a reasonable opportunity to remove or copy such records to be disposed of at the removing Party's expense. Buyer shall retain such books and records for a period of six (6) years following the Closing.

SECTION 5.7 Confidentiality. Each of the Parties shall, and shall use its best efforts to cause its Affiliates and Representatives to, hold all confidential documents and information concerning the Business, and the transactions set forth hereunder furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement.

SECTION 5.8 Post-Closing Covenants of Buyer. Following the Closing Date, upon reasonable advance notice and during reasonable hours, Buyer will permit Seller's employees, agents and Person's otherwise acting within the scope of Seller's authority to have reasonable access to Seller's business for the purpose of removing, selling, or otherwise pursuing Excluded Assets that have not been removed prior to the Closing.

ARTICLE 6
TAXES

SECTION 6.1 Transaction Taxes Related to Purchase of Acquired Assets. All Taxes, including, without limitation, all state and local Taxes in connection with the transfer of the Acquired Assets, and all recording and filing fees (collectively, "**Transaction Taxes**") that may be imposed by reason of the sale, transfer, assignment and delivery of the Acquired Assets shall be borne by Buyer. Buyer and Seller shall cooperate to (a) determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement, (b) provide all requisite exemption certificates and (c) prepare and file any and all required Tax Returns for or with respect to such Transaction Taxes with any and all appropriate Governmental Authorities.

SECTION 6.2 Allocation of Consideration. Buyer and Seller will allocate the Total Consideration among the Acquired Assets in accordance with a schedule to be reasonably agreed by them (the **"Allocation"**). The Allocation will be binding upon Buyer and Seller and their respective successors and assigns, and the Parties to this Agreement shall not take any position (whether in returns, audits or otherwise) that is inconsistent with the Allocation. Such allocation is intended by Buyer and Seller to comply with Section 1060 of the Code and any regulations promulgated thereunder. Buyer and Seller shall file Form 8954 with their respective federal income tax returns in a manner consistent with said allocation.

SECTION 6.3 Proration of Real and Personal Property Taxes. All real and personal property taxes and assessments on the Acquired Assets for any taxable period commencing on or prior to the Closing Date (the "**Adjustment Date**") and ending on or after the Adjustment Date (a "**Straddle Period**") shall be prorated between Buyer and Seller as of the close of business on the Adjustment Date based on the best information then available, with (a) Seller being liable for such Taxes attributable to any portion of a Straddle Period ending on the day prior to the Adjustment Date and (b) Buyer being liable for such Taxes attributable to any portion of a Straddle Period beginning on or after the Adjustment Date. Information available after the Adjustment Date that alters the amount of Taxes due with respect to the Straddle Period will be taken into account and any change in the amount of such Taxes shall be prorated between Buyer and Seller as set forth in the next sentence. All such pro-rations shall be allocated so that items relating to the portion of a Straddle Period ending on the day prior to the Adjustment Date shall be allocated to Seller based upon the number of days in the Straddle Period prior to the Adjustment Date and items related to the portion of a Straddle Period beginning after the Adjustment Date shall be allocated to Buyer based upon the number of days in the Straddle Period from and after the Adjustment Date; provided, however, that the Parties shall allocate any real property Tax in accordance with Section 164(d) of the Code. The amount of all such pro-rations that must be paid in order to convey the Acquired Assets to Buyer free and clear of all Liens other than Permitted Liens shall be calculated and paid on the Closing Date; all other pro-rations shall be calculated and paid as soon as practicable thereafter.

SECTION 6.4 Cooperation on Tax Matters. Seller and Buyer shall (and shall cause their respective Affiliates to) cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other Party's expense) in a timely fashion such personnel, Tax data, relevant Tax Returns or portions thereof and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably requested, including, without limitation, (a) for the preparation by such other Party of any Tax Returns or (b) in connection with any Tax audit or proceeding including one Party (or an Affiliate thereof) to the extent such Tax audit or proceeding relates to or arises from the transactions contemplated by this Agreement.

SECTION 6.5 Retention of Tax Records. After the Closing Date and for a period of six (6) years from the Closing Date, Buyer shall retain possession of all accounting, business, financial and Tax records and information that (a) relate to the Acquired Assets and are in existence on the Closing Date and (b) come into existence after the Closing Date but relate to the Acquired Assets before the Closing Date, and Buyer shall give Seller notice and a reasonable opportunity to retain any such records in the event that Buyer determines to destroy or dispose of them during such period. After the Closing Date and for a period of six (6) years from the Closing Date, Seller shall retain possession of all

accounting, business, financial and Tax records and information that relate to the Excluded Liabilities. In addition, from and after the Closing Date, Buyer shall provide to Seller and its Affiliates (after reasonable notice and during normal business hours and without charge to Seller) access to the books, records, documents and other information relating to the Acquired Assets as Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and defend any Tax Return, claim, filing, Tax audit, Tax protest, suit, proceeding or answer. Such access shall include access to any computerized information systems that contain data regarding the Acquired Assets.

SECTION 6.6 Unbilled Transactional Taxes. If a Tax assessment is levied upon Seller by an authorized tax jurisdiction for unbilled Transaction Taxes that are the obligation of Buyer under this Agreement, then Buyer shall reimburse Seller for those Taxes including any interest and penalty (other than any interest and penalties that are due to the actions, or inaction, of Seller).

ARTICLE 7
CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES

SECTION 7.1 Conditions Precedent to Performance by Selling Parties. The obligation of Selling Parties to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which may be waived by Seller, in its sole discretion:

(a) Representations and Warranties of Buying Parties. The representations and warranties of Buying Parties made in Section 4.2 of this Agreement, in each case, shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made by Buying Parties again as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.

(b) Performance of the Obligations of Buying Parties. Buying Parties shall have performed in all material respects all obligations required under this Agreement which are to be performed by it on or before the Closing Date (except with respect to the obligation to pay the Purchase Price in accordance with the terms of this Agreement and any obligations qualified by materiality, which obligations shall be performed in all respects as required under this Agreement).

(c) Injunctions. There shall be no stay, injunction or any governmental investigation or proceedings which contests the transaction contemplated by this Agreement.

(d) No Litigation. There shall not be pending or threatened in writing by any Governmental Authority any suit, action or proceeding (i) challenging or seeking to restrain, prohibit, alter or materially delay the consummation of any of the transactions contemplated by this Agreement or (ii) seeking to obtain from any Seller Party any damages in connection with the transactions contemplated hereby.

(e) Closing Deliveries. Buying Parties shall have made the deliveries contemplated under Section 3.3.

SECTION 7.2 Conditions Precedent to the Performance by Buying Parties. The obligation of Buying Parties to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which may be waived by Buying Parties, in its sole discretion:

(a) Representations and Warranties of Selling Parties. The representations and warranties of Selling Parties made in Section 4.1 of this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made by Selling Parties again as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.

(b) Performance of the Obligations of Selling Parties. Selling Parties shall have performed in all material respects all obligations required under this Agreement to which Selling Parties is party to be performed by Selling Parties on or before the Closing Date (except with respect to any obligations qualified by materiality, which obligations shall be performed in all respects as required under this Agreement).

(c) No Injunction. No preliminary or permanent injunction or other order of any court or Governmental Authority that declares this Agreement invalid in any material respect or prevents the consummation of the transactions contemplated hereby shall be in effect.

(d) No Litigation. There shall not be pending or threatened in writing by any Governmental Authority any suit, action or proceeding, (i) challenging or seeking to restrain, prohibit, alter or materially delay the consummation of any of the transactions contemplated by this Agreement, (ii) seeking to obtain from Buyer or any of its Affiliates any damages in connection with the transactions contemplated hereby or (iii) seeking to prohibit Buyer or any of its Affiliates from effectively controlling or operating any portion of the Acquired Assets.

(e) Closing Deliveries. Selling Parties shall have made the deliveries contemplated under Section 3.2.

(f) Condition of Acquired Assets. Other than reasonable wear and tear with respect to Owned Machinery and Equipment, the Acquired Assets have not become subject to physical damage or other casualty exceeding $200,000.

(g) Material Adverse Changes. That no material event or threatened event shall have occurred prior to the Closing Date which was not contemplated by either the Buyer Parties or the Selling Parties and which would adversely impair or affect the normal business operations of the Seller at the Business, including without limitation; the condition of the Acquired Assets, the anticipated financial results of the Business or title to the Acquired Assets.

ARTICLE 8
TERMINATION

SECTION 8.1 Conditions of Termination. This Agreement may be terminated only in accordance with this Section 8.1. This Agreement may be terminated at any time before the Closing as follows:

(a) By mutual written consent of Seller and Buyer;

(b) By Seller, by written notice to Buyer, or by Buyer, by written notice to Seller, if any injunction, other order, or proceedings/investigations instituted by any Governmental Authorities that would delay, impair or otherwise hinder the Closing of the transactions contemplated by this agreement, restricting the transactions contemplated by this Agreement shall have become effective; provided, however that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) has used its commercially reasonable efforts to remove such injunction or other order;

(c) By Seller, by written notice to Buyer, if Seller has previously provided Buyer with written notice of any inaccuracy of any representation or warranty contained in Section 4.2 which inaccuracy could reasonably be expected to result in a material failure to perform any covenant of Buying Parties contained in this Agreement, and Buying Parties have failed, within five Business Days after receipt of such notice, to remedy such inaccuracy or perform such covenant or provide reasonably adequate assurance to Seller of Buying Parties' ability to remedy such inaccuracy or perform such covenant; provided, that Seller shall not have the right to terminate this Agreement under this Section 8.1(c) if either of Selling Parties is in material breach of this Agreement at the time Seller gives such notice;

(d) By Buyer, by written notice to Seller, if Buyer has previously provided Selling Parties with written notice of any inaccuracy of any representation or warranty of Selling Parties contained in Section 4.1 which inaccuracy could reasonably be expected to result in, individually or in the aggregate with the results of other inaccuracies, a material failure to perform any covenant of Seller contained in this Agreement, and Selling Parties have failed, within five Business Days after receipt of such notice, to remedy such inaccuracy or perform such covenant or provide reasonably adequate assurance to Buyer of Selling Parties' ability to remedy such inaccuracy or perform such covenant; provided, that Buyer shall not have the right to terminate this Agreement under this Section 8.1(d) if either of Buying Parties' is in material breach of this Agreement at the time it gives such notice;

SECTION 8.2 Remedies. Each party acknowledges that in case of any breach of its covenants or other obligations, the other parties may suffer immediate and irreparable harm. Accordingly, in case of any such breach, the non-breaching party or parties shall be entitled to obtain damages or other remedies provided at law or in this Agreement and/or such other relief in law or equity as may be granted by any court of competent jurisdiction.

ARTICLE 9
SURVIVAL AND INDEMNIFICATION

SECTION 9.1 Survival of Seller's Representations, Warranties and Covenants. The representations and warranties made by Selling Parties and by the Buying Parties set forth in this Agreement will survive the Closing for a period of eighteen (18) months (the "**Survival Period**"). The covenants and agreements of each of the Selling Parties and the Buying Parties shall survive the Closing Date indefinitely.

SECTION 9.2 Indemnification.

(a) Selling Parties or Buying Parties or their Affiliates, as applicable (each an "**Indemnified Party**") shall not have any claim or right of recovery for any breach or inaccuracy of a representation or warranty by the other Party or Parties (each an "**Indemnifying Party**"), unless (i) written notice is given by an Indemnified Party to an Indemnifying Party of the representation or warranty pursuant to which the claim is made or right of recovery is sought setting forth in reasonable detail the basis for the purported Breach of the representation or warranty, the amount or nature of the claim being made, if then ascertainable, and the general basis therefor and (ii) such notice is given prior to the expiration of the Survival Period.

(b) Buyer hereby agrees to indemnify, defend and hold Selling Parties and their respective Representatives (collectively, "**Seller Representatives**") harmless from, against and in respect of:

(i) any and all Losses suffered or incurred by any of the Seller Parties or Seller Representatives in respect of, in connection with or arising out of any breach or inaccuracy of a representation, warranty or covenant made by any of the Buyer Parties;

(ii) any and all Losses suffered or incurred by any of the Seller Parties or Seller Representatives in respect of, in connection with or arising out of any Assumed Liabilities from and after the Closing Date;

(iii) any and all Losses suffered or incurred by any of the Seller Parties or Seller Representatives arising from Buyer's use or operation of the Business or the Acquired Assets from and after the Closing Date;

(iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

(v) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buying Parties (or any Person acting on Buying Parties' behalf) in connection with any of the transactions contemplated by this Agreement.

(c) Selling Parties hereby agree to indemnify, defend and hold the Buying Parties and their respective Representatives (collectively, "**Buyer Representatives**") harmless from, against and in respect of:

(i) any and all Losses suffered or incurred by any of the Buyer Parties or Buyer Representatives in respect of, in connection with or arising out any breach or inaccuracy of a representation, warranty or covenant made by any of the Selling Parties;

(ii) any and all Losses suffered or incurred by any of the Buying Parties or Buyer Representatives in respect of, in connection with or arising out of any Excluded Liabilities or any Excluded Assets;

(iii) any and all Losses suffered or incurred by any of the Buying Parties or Buyer Representatives arising from Selling Parties' use or operation of the Business or the Acquired Assets prior to the Closing Date;

(iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

(v) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Selling Parties (or any Person acting on Selling Parties behalf) in connection with any of the transactions contemplated by this Agreement.

SECTION 9.3 Effect of Investigation. The representations, warranties and covenants of an Indemnifying Party, and the Indemnified Party's right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

ARTICLE 10
MISCELLANEOUS

SECTION 10.1 Further Assurances. At the request and the sole expense of the requesting party, Buyer or Seller, as applicable, shall execute and deliver, or cause to be executed and delivered, such documents as Buyer or Seller, as applicable, or their respective counsel may reasonably request to effectuate the purposes of this Agreement.

SECTION 10.2 Successors and Assigns. Buyer shall have the right to assign to any Affiliate or Affiliates (each, an "**Assignee**") any of its rights or obligations (including the right to acquire any of the Acquired Assets) and may require any such Assignee to pay all or a portion of the Cash Purchase Price and/or to assume all or a portion of those Assumed Liabilities that are both described in

Section 1.3 and relate to the Acquired Assets acquired by the Assignee. In the event of any assignment pursuant to this Section 10.2, Buyer shall not be relieved of any liability or obligation hereunder.

SECTION 10.3 Governing Law; Resolution of Disputes. This Agreement, and any disputes arising under this Agreement, will be governed by and construed and enforced in accordance with the Laws (both substantive and procedural) of the State of Georgia, without giving effect to any conflict of laws principle to the contrary. Any dispute involving the interpretation or application of this Agreement which cannot be resolved by good faith negotiations among the Parties shall be resolved by final and binding arbitration before a single neutral arbitrator who shall be a retired judge pursuant to the then effective rules of the JAMS Dispute Resolution ("**JAMS**"). The arbitration shall be held in Atlanta, Georgia and the ruling of the arbitrator shall be final and binding upon all Parties to this Agreement and their Affiliates and may be enforced in any court of competent jurisdiction, including (i) the state and federal courts seated in Atlanta, Georgia (and any appellate court thereof).

SECTION 10.4 **WAIVER OF JURY TRIAL**. Each Party hereby irrevocably and unconditionally (i) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the arbitration procedures set forth in Section (g) above, and (ii) waives, to the fullest extent permitted by Law, the defense of aninconvenient forum to the resolution of disputes before JAMS arbitrator in Atlanta, GA. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER LEGAL PROCEEDING BASED HEREIN, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 10.5 Notices. All notices, requests, demands, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service, if served personally on the party to whom notice is to be given; (ii) on the day of transmission, if sent via facsimile transmission to the facsimile number given below: (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service addressed to the party to whom notice is to be given; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to Buying Parties:

Boxlight Corporation
1045 Progress Circle
Lawrenceville, GA 30043
Attn. Michael Pope
(360) 464-4478
Email: michael.pope@boxlight.com

with copies (which shall not constitute notice) to:

CKR Law LLP
1330 Avenue of the Americas, 14th floor
New York, NY 10019
Tel: (212) 259-7300
Email: sweiss@ckrlaw.com
Attention: Stephen A. Weiss, Esq.

If to Seller:

Modern Robotics Inc.
13335 SW 124th Street, #115
Miami, FL 33186
Attn: Stephen Barker, President
Email: steve.b@modernroboticsinc.com
Telephone: (786) 393-6886

with copies (which shall not constitute notice) to:

Laberee Law PC
1371 Stokes Road
UNIT B
Medford, NJ 08055
labereelaw@verizon.net
Telephone 609 654 0003

If to Barker:

13335 SW 124th Street, #115
Miami, FL 33186

With copies (which shall not constitute notice) to:

Laberee Law PC
1371 Stokes Road
UNIT B
Medford, NJ 08055
labereelaw@verizon.net
Telephone 609 654 0003

Any party may change its address or facsimile number for the purpose of this Section 10.7 by giving the other parties written notice of its new address in the manner set forth above.

SECTION 10.6 Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same

instrument. Delivery by facsimile or in a PDF transmission of a counterpart of this Agreement as executed by the party making the delivery shall constitute good and valid execution and delivery of this Agreement for all purposes.

SECTION 10.7 Severability. If any terms or other provision of this Agreement or the schedules hereto shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable Law.

SECTION 10.8 Third Party Beneficiaries. Except with respect to the rights hereunder of any Indemnified Person, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against any Party hereto.

SECTION 10.9 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the Parties hereto.

SECTION 10.10 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

SECTION 10.11 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Parties, and any such assignment shall be void; provided, however, that a Party may assign this Agreement to a successor entity in conjunction with such Party's reincorporation in another jurisdiction or into another business form.

SECTION 10.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 10.13 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The word "including" shall mean including without limitation. Any reference to the singular in this Agreement shall also include the plural and vice versa. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(***Signature Page Follows***)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, or caused this Agreement to be executed by their respective duly authorized officers, as of the Execution Date.

BUYER:

BOXLIGHT INC.

By: /s/ Michael Pope
Name: Michael Pope
Title: President

BOXL:

BOXLIGHT CORPORATION

By: /s/ Michael Pope
Name: Michael Pope,
Title: President

SELLER:

MODERN ROBOTICS INC.

By: /s/ Stephen Barker
Name: Stephen Barker
Title: President

COMPANY STOCKHOLDER:

/s/ Stephen Barker
Stephen Barker

EXHIBIT A

Certain Terms Defined. As used in this Agreement, the following terms have the following meanings:

"**Accounts Receivable**" means all accounts receivable and notes receivable owed to the Seller as of the Closing, including unpaid interest on any such accounts receivable and any security or collateral relating thereto.

"**Acquired Assets**" has the meaning set forth in Section 1.1.

"**Adjustment Date**" has the meaning set forth in Section 6.3.

"**Affiliate**" with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such first Person where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, through the ownership of voting securities, by contract, as trustee, executor or otherwise.

"**Agreement**" has the meaning set forth in the Preamble.

"**Allocation**" has the meaning set forth in Section 6.2.

"**Ancillary Agreements**" means, collectively, all Exhibits to this Agreement and other agreements to be executed in connection with the transactions contemplated by this Agreement.

"**Assignee**" has the meaning set forth in Section 10.2

"**Assumed Contracts**" has the meaning set forth in Section 1.5(a).

"**Assumed Contractual Liabilities**" has the meaning set forth in Section 1.3(b).

"**Assumed Liabilities**" has the meaning set forth in Section 1.3.

"**Available Contracts**" has the meaning set forth in Section 1.5(a).

"**Barker**" has the meaning set forth in the Preamble.

"**Barker Employment Agreement**" has the meaning set forth in Section 5.2(a).

"**BOXL**" has the meaning set forth in the Preamble.

"**BOXL Shares**" has the meaning set forth in Section 2.1.

"**Business**" has the meaning set forth in the Recitals.

"**Business Day**" means any day other than Saturday, Sunday, and any day that is a legal holiday or a day on which banking institutions in Georgia are authorized by law or other governmental action to close.

"**Buyer**" has the meaning set forth in the Preamble.

"**Buyer Employees**" has the meaning set forth in Section 5.4(b).

"**Buyer Representatives**" has the meaning set forth in Section 9.2(c).

"**Buying Parties**" has the meaning set forth in the Preamble.

"**Claim**" means all rights, claims, causes of action, defenses, debts, demands, damages, obligations, and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto.

"**Closing**" has the meaning set forth in Section 3.1.

"**Closing Date**" has the meaning set forth in Section 3.1.

"**Code**" means the Internal Revenue Code of 1986, as amended.

"**Company Stockholder**" has the meaning set forth in the Preamble.

"**Consents**" has the meaning set forth in Section 4.1(d).

"**Contract**" means any written contract, agreement, lease or sublease, license or sublicense, instrument, indenture, commitment or undertaking.

"**Copyrights**" has the meaning set forth in the definition of Intellectual Property.

"**Employee Benefit Plans**" means mean each employment, collective bargaining or consulting contract, or each deferred compensation, profit sharing, pension, bonus, stock option, stock purchase or other fringe benefit or compensation contract, commitment, arrangement or plan (whether written or oral) for persons who are employed at any of the Business, including each plan as defined in Sections 3(3) or 3(37)(A) of the Employee Retirement Income Security Act of 1974, as amended ("**ERISA**"), which Seller has established or maintained, or under which Seller has an obligation to make contributions or to pay benefits for the benefit of persons employed at the Business who are, were or will become entitled to such benefits in accordance with the terms of such Employee Benefit Plan as employees, former employees, retirees, directors or independent contractors (or their dependents, spouses or beneficiaries) of Seller or its predecessor in interest or any employer which would constitute an ERISA affiliate.

"**Equipment**" has the meaning in Section 1.1(e).

"**ERISA**" has the meaning set forth in the definition of Employee Benefit Plans.

"**ERISA Affiliate**" includes all employers (whether or not incorporated) which by reason of common control are treated together with Seller as a single employer within the meaning of Section 414 of the Code.

"**Excluded Assets**" has the meaning set forth in Section 1.2.

"**Excluded Contract**" has the meaning set forth in Section 1.5(a).

"**Excluded Liabilities**" has the meaning set forth in Section 1.4.

"**Execution Date**" has the meaning set forth in the Preamble.

"**Furnished Financial Statements**" has the meaning set forth in Section 4.1(n).

"**GAAP**" means United States generally accepted accounting principles in effect from time to time.

"**Governing Documents**" means, for any Person, as applicable, such Person's articles or certification of organization or formation, bylaws, operating or partnership agreement or other governing documents.

"**Governmental Authority**" means any agency, division, subdivision or governmental or regulatory authority or any adjudicatory body thereof, of the United States, or any state thereof.

"**Indemnified Party**" has the meaning set forth in Section 9.2(a).

"**Indemnifying Party**" has the meaning set forth in Section 9.2(a).

"**Intellectual Property**" means (a) all patents and applications therefor, including continuations, divisionals, continuations-in-part or reissue patent applications and patents issuing thereon including any foreign counterparts thereof (collectively, "**Patents**"), (b) all trademarks, service marks, trade names, service names, brand names, all trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, "**Trademarks**"), (c) copyrights and registrations and applications therefor and works of authorship and mask work rights, including but not limited to HTML, text and graphic designs of the Company (collectively "**Copyrights**"), and (d) discoveries, concepts, ideas, research and development, know-how, formulae, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information and business and marketing plans and proposals of Seller, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein and, in each case, all related technology, whether presently existing or created or acquired anywhere in the world between the date of this Agreement and the Closing Date.

"**Inventory**" has the meaning set forth in Section 1.1(f).

"**JAMS**" has the meaning set forth in Section 10.3.

"**Knowledge of Buyer**" or any other similar term or knowledge qualification means the actual knowledge of the Buyer and BOXL, after due inquiry.

"**Knowledge of Seller**" or any other similar term or knowledge qualification means the actual knowledge of the Seller and Barker, after due inquiry.

"**Lease**" means any lease of real or personal property.

"**Leased Real Property**" means, specifically excluding any Excluded Asset, the interests in real property let, leased or subleased by Seller, as tenant, subtenant, lessee or sublessee, or in which the Seller has been granted a possessory interest or right to use or occupy all or any portion of the same including, as the same are evidenced by all short form leases, memoranda and amendments relating to the foregoing, together with, to the extent let, leased, used or occupied by Seller in connection with the Business or the Acquired Assets, any and all buildings and other structures, facilities or Improvements located thereon (and any present or future rights, title and interests arising from or related to the foregoing).

"**Legal Proceeding**" means any judicial, administrative or arbitral actions, suits, proceeds (public or private), or claims of any proceedings by or before a court or other Governmental Authority.

"**Legal Requirement**" means any federal, state, provincial, local, municipal, foreign, international, or multinational law (statutory, common or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation or order enacted, adopted, promulgated, issued or applied by any Governmental Authority or other similar authority.

"**Liability**" means any debt, liability, commitment or obligation of any kind (whether direct or indirect, known or unknown, fixed, absolute or contingent, matured or unmatured, asserted or not asserted, accrued or unaccrued, liquidated or unliquidated).

"**License**" means any license of Intellectual Property of other Acquired Assets in which the Seller is the licensee, sublicensee, licensor or sublicensor, as applicable.

"**Lien**" means any mortgage, pledge, security interest, encumbrance, lien (judicial, statutory or other), conditional sale agreement, claim or liability.

"**Losses**" means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that "Losses" shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

"**Material Adverse Effect**" means any circumstances, state of facts, event, change or effect that would reasonably be expected to have or that results in a material adverse effect on (i) Seller's operations (financial or otherwise), taken as a whole, or (ii) Seller's ability to close the transactions contemplated by this Agreement and the Ancillary Agreements (except as permitted under this Agreement); provided, however, that any adverse effect resulting from any circumstances, state of facts, event, change or effect caused by events, changes or developments relating to any of the following shall not be a Material Adverse Effect: (a) changes in conditions in the U.S. or global economy generally or the U.S. or global capital, credit or financial markets generally, including changes in commercial bank loan interest rates or currency exchange rates; (b) changes in, or required by, applicable law or general legal, Tax, regulatory or political conditions; (c) changes required by GAAP; (d) acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of this Agreement or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (e) earthquakes, hurricanes, floods, or other natural disasters; (f) changes generally affecting the pharmacy industry; (g) the effect of the negotiation, execution, announcement or pendency of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement on any of Seller's relationships, contractual or otherwise, with customers, providers, suppliers, vendors, lenders, strategic venture partners or employees; (h) any affirmative action knowingly taken by Buyer or any of their respective Affiliates; (i) any action taken by any of Seller or its Affiliates at the express request of Buyer; (j) the failure by Seller to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement; or (k) strikes, work stoppages or other labor disturbances.

"**Ordinary Course of Business**" means that an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if that action:

(i) is consistent in nature, scope and magnitude with the past practices of such Person, and is taken in the ordinary course of the normal day-to-day operations of such Person;

(ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

(iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"**Patents**" has the meaning set forth in the definition of Intellectual Property.

"**Permitted Lien**" means any mechanics Lien or materialman's Lien.

"**Permits**" means any licenses, permits, certificates, certifications, privileges, immunities, notifications, exemptions, classifications, registrations, easements, franchises, approvals, authorizations, orders and other similar rights (or any waivers of the foregoing) issued by any Governmental Authority, and all pending applications therefor or renewals thereof.

"**Person**" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

"**Purchase Price**" has the meaning set forth in Section 2.1.

"**Related Person**" means, with respect to any Person, all past, present and future directors, officers, members, managers, stockholders, employees, controlling persons, agents, professionals, attorneys, accountants, lenders, investment bankers or representatives of any such Person.

"**Representative**" means, with respect to any Person, any director, officer, principal, shareholder, member, partner, attorney, employee, agent, consultant, accountant, or any other Person acting in a representative capacity for such Person.

"**Securities Act**" has the meaning set forth in Section 2.2.

"**Seller**" has the meaning set forth in the Preamble.

"**Seller Representatives**" has the meaning set forth in Section 9.2(b).

"**Selling Parties**" has the meaning set forth in the Preamble.

"**Straddle Period**" has the meaning set forth in Section 6.3.

"**Survival Period**" has the meaning set forth in Section 9.1.

"**Tax Return**" means any report, return, information return, filing or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

"**Taxes**" means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, whether payable by reason of contract, assumption, transferee liability, operation of law or Treasury Regulation section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under state, local or foreign law), which taxes shall include all income taxes, payroll and employee withholding unemployment insurance, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, transfer, workmen's compensation, customs duties, registration, documentary, value added, alternative or add-on minimum, estimated, environmental (including taxes under section 59A of the Code) and other assessments or obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

"**Trademarks**" has the meaning set forth in the definition of Intellectual Property.

"**Transaction Taxes**" has the meaning set forth in Section 6.1.

"**Transfer**" has the meaning set forth in Section 1.1.

Exhibit B

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE MAKER.

BOXLIGHT CORPORATION

Promissory Note

Issuance Date: March 12, 2019 $70,000.00

FOR VALUE RECEIVED, **Boxlight Corporation**, a Nevada corporation (referred to herein as the "Maker") with a business address at 1045 Progress Circle, Lawrenceville, Georgia 30041, hereby unconditionally agrees and promises to pay to the order of **Modern Robotics Inc.**, a New York Sub-Chapter S corporation, or its successors and permitted assigns (the "Holder"), at an address of the Holder that it may from time to time designate, in lawful money of the United States of America, the principal sum of **SEVENTY THOUSAND ($70,000) DOLLARS** (the "Principal Amount"), together with interest on the outstanding Principal Amount evidenced by this Promissory Note (the "Note") at the Interest Rate (as defined below).

This Note is being issued to the Holder as a part of the Purchase Price being paid to the Holder by Maker pursuant to that certain Asset Purchase Agreement by and among the Maker, the Holder, Boxlight, Inc., a Washington corporation, and Stephen Barker, an individual, dated as of March 12, 2019 (the "Purchase Agreement"). Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Purchase Agreement.

1. Payment of Note. Unless accelerated by Holder as a result of Section 3 under this Note, all principal and accrued interest under this Note shall be due and payable in full one (1) year from the date hereof (the "Maturity Date").

2. Interest. Interest shall be payable on the outstanding Principal Amount at the rate of six (6%) percent per annum (the "Interest Rate") and shall be calculated on the basis of a three hundred and sixty-five (365) day year and charged for the actual number of days elapsed. Interest shall accrue on the original principal balance only and there shall be no accrual of interest upon interest.

3. Events of Default. The Holder is hereby authorized to declare all or any part of the entire outstanding Principal Amount of this Note plus all Interest accrued thereon (the "Indebtedness") immediately due and payable upon the occurrence and during the continuation of any of the following events (each, an "Event of Default"):

(b) the filing by the Maker of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute; or

(c) the making by the Maker of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors by the Maker, or its consent to or acquiescence in any such application by a third party or the Maker shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(d) the insolvency of the Maker or the failure of the Maker generally to pay its debts as such debts become due; or

(f) the dissolution, winding up, or termination of the business or cessation of operations of the Maker, or the Maker shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

4. Prepayment. Maker shall be permitted to prepay any amounts contemplated under this Note in full or in part at any time prior to the Maturity Date without penalty or premium of any kind.

5. Governing Law. The provisions of this Note shall be construed according to the internal substantive laws of the State of Georgia without regard to conflict of laws principles. If any provision of this Note is in conflict with any statute or rule of law of the State of Georgia or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed to be restated so that it may be enforced to the fullest extent permitted by law, and the remainder of this Note shall remain in full force and effect.

6. Waivers. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

7. Transfer. This Note may be transferred or assigned, in whole or in part, by the Holder at any time. The term "Holder" as used herein shall also include any transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

8. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in the Purchase Agreement.

HOLDER AND MAKER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR MAKER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS

NOTE. MAKER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

****

Signature page follows

IN WITNESS WHEREOF, this Note has been executed by Maker as of the day and year first set forth above.

Boxlight Corporation

By: /s/ Michael Pope
Name: Michael Pope
Title: President

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "***Agreement***"), dated and effective as of March 12, 2019 (the "***Effective Date***"), is entered into by and between **Boxlight, Inc.**, a Washington corporation (the "***Company***", the "***Employer***" or "***Boxlight***"), and **Stephen Barker**, an individual ("***Barker***" or the "***Employee***").

W I T N E S S E T H:

WHEREAS, the Company is wholly owned by Boxlight Corporation, a Nevada Corporation, whose Class A Common Shares are publicly traded on the Nasdaq Capital Market;

WHEREAS, the Company acquired the assets of Modern Robotics Inc. ("***Modern Robotics***") pursuant to an Asset Purchase Agreement, dated March 12, 2019 (the "***Purchase Agreement***");

WHEREAS, the Employee was the CEO and sole stockholder of Modern Robotics prior to its acquisition by Boxlight; and

WHEREAS, the Employer desires to retain the services of Employee following the Closing Date, and Employee desires to be employed by the Company following the Closing Date; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto intending to be bound thereby, it is mutually agreed as follows:

1. **Employment**. Subject to the provisions of Section 7, the Employer agrees to employ Employee, and Employee agrees to accept such employment, upon the terms and conditions set forth herein.

2. **Duties**.

2.1 ***Position***. Employee will be employed as the Vice President of Robotics of the Employer. The Employee shall report to the Chief Executive Officer of Boxlight, Mark Elliott. The Employee shall have the duties and responsibilities assigned by the Chief Executive Officer of the Company that may be reasonably assigned from time to time. Employee shall perform faithfully and diligently all duties and responsibilities to be performed and assigned to him. The Company reserves the right to modify Employee's position and duties at any time in its reasonable discretion.

2.2 ***Best Efforts***. Within the time parameters discussed in this paragraph below, Employee will expend Employee's best efforts on behalf of the Employer and will abide by all policies and decisions made by the Employer, as well as all applicable federal, state and local laws, regulations or ordinances. Employee will act in the best interest of the Employer at all times. Employee shall provide Employee's full business and professional time and efforts to the performance of Employee's duties and responsibilities for the Employer. The Employee may serve on committees of professional or civic associations not in competition with the Company;

provided, however, that the performance of such services shall not restrict or limit in any manner the Employee's ability to perform his duties hereunder.

2.3 ***Location***. Employee will be located in Miami, Florida. However, Employee is expected to engage in such traveling as may be reasonably required for the performance of his duties and responsibilities on behalf of the Employer.

3. Duration of Employment; Termination.

3.1 ***Contemplated Term***. The employment relationship pursuant to this Agreement shall be for a term commencing on and as of the Effective Date and continuing for the period ending on the third (3rd) anniversary of the Effective Date, March 12, 2022 (the "***Contemplated Term***"), unless sooner terminated in accordance with Section 7 below. The parties hereto may by mutual consent extend the Contemplated Term beyond March 12, 2022. Subject at all times to Section 3.2 below, such Contemplated Term, as the same may be extended by the Company and the Employee is herein, sometimes referred to as the "***Term***".

3.2 ***Severance***. If Employer terminates Employee's employment for any reason other than "***Good Cause***", during the Term, then the Employee shall receive a severance payment equal to six (6) months of the Employee's Base Salary (the "***Severance Payment***"); which Severance Payment shall be paid to the Employee in six (6) consecutive monthly installments, together with any earned or accrued incentive compensation.

The term ***Good Caus***e shall mean Employee's:

(a) conviction of (or plea of guilty or nolo contendere to) a felony;

(b) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a crime involving moral turpitude, fraud, theft, embezzlement, any other crime that results in or is intended to result in personal enrichment at the expense of the Company or any other summary offense that will, in the good faith opinion of the Company, adversely affect in any material respect the Company's prospects or reputation or Employee's ability to perform his obligations or duties to the Company; or

(c). willfully and continually failing to substantially perform his reasonably assigned duties with the Company (other than a failure resulting from Employee's incapacity due to disability);

(d) engaging in conduct which is demonstrably and materially injurious to the Company, including engaging in competitive activities or misappropriating a business opportunity otherwise available to the Company;

(e) willfully or repeatedly engaging in misconduct or gross negligence in the performance of his duties to the Company that has a material detrimental effect on the Company; or

(f) committing or cooperating in an act of fraud, theft, or dishonesty against the Company or any act or omission constituting misappropriation of a corporate opportunity intended to result in the material personal enrichment of Employee in violation of his duty of loyalty to the Company at the expense, directly or indirectly, of the Company.

3.3 ***Termination by Employer.*** The parties hereto acknowledge and agree that this Agreement, and the employment of the Employee with the Employer, may be terminated at any time by the Employer, either (a) for any reason or no reason, in the Employer's sole discretion (a "***Unilateral Termination***") or (b) for Good Cause, immediately upon delivery by the Company of written notice of termination to the Employee; *provided, however*, that with respect to any Good Cause termination, if the event giving rise to Good Cause is subject to cure, the Company will be required to provide fifteen (15) days' advanced written notice and such termination will not be effective if the Employee has cured the Good Cause event within such fifteen (15) day notice period. In the event of a Unilateral Termination by the Employer, the provisions of Section 3.5 of this Agreement shall be implemented.

3.4 ***Termination for Good Reason***. The Employee may resign or otherwise terminate this Agreement upon thirty (30) days prior written notice to the Company for Good Reason. As used in this Agreement the term "***Good Reason***" shall mean and be limited to:

(a) the Employer's failure to pay the Employee his Base Salary and any incentive compensation or other benefits provided herein or other material breach of this Agreement;

(b) without the Employee's consent, a material change in the nature of the Employee's duties or material change in the Employee's position with the Company which constitutes a demotion; or

(c) a change in the principal workplace of the Employee.

3.5 ***Unilateral or Good Reason Termination.*** In the event that the Employer shall effect a Unilateral Termination or if Employee terminates his employment for Good Reason (a "***Good Reason Termination***"), then and in any such event, as sole and exclusive liquidated damages, the Employee shall be entitled to receive an amount equal to the greater of (a) all accrued and unpaid Base Salary that the Employee would have been entitled to receive, calculated from the date of such Unilateral Termination or Good Reason Termination to the expiration of the Contemplated Term; or (b) the Severance Payment, together with any earned or accrued incentive compensation.

3.6 ***Good Cause Termination or Termination without Good Reason***. In the event that the Employer shall effect a termination of Employee's employment for Good Cause, or Employee terminates his employment without Good Reason, then and in any such event, the Employee shall be entitled solely to receive all accrued and unpaid Base Salary, together with any earned or accrued incentive compensation, through the effective date of termination.

3.7 ***Agreement to Supersede Prior Agreements***. The parties acknowledge that this Agreement shall supersede any and all existing and/or prior agreements or arrangements (written or oral) relating to the employment or contracting of services by and between the Employee and the Company.

3.8 ***Continued Obligations***. For the avoidance of doubt, the provisions of Sections 11, 12 and 13 shall continue to survive any termination of Employee, and Employee shall not disparage the Employer thereafter.

4. **Compensation**.

4.1 ***Base Compensation***. During the Contemplated Term, the Employer shall pay to Employee an initial base salary at the annual rate of One Hundred and Twenty Thousand Dollars ($120,000) per year as compensation for Employee's performance of Employee's duties hereunder (the "***Base Salary***"). Such Base Salary shall be made payable in accordance with the normal payroll practices of the Employer, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions.

4.2 ***Monthly Performance Management Incentive***. During the Contemplated Term, Employee shall have an annual incentive compensation target of Sixty Thousand Dollars ($60,000). The incentive compensation is to be initially calculated for 2019 as 3.0% of all robotics revenues across all Company sales channels globally. The incentive compensation percentage for future periods will be set by the Chief Executive Officer as he deems appropriate. The performance management incentive earned by Employee shall be paid monthly in accordance with normal commission practices of the Employer.

5. **Fringe Benefits**. Employee will be eligible for all customary and usual fringe benefits generally available to other employees of the Employer as are described in the employee handbook of the Company, a copy of which has been delivered to you (the "Company Handbook") and which benefits may be changed at the Company's discretion from time to time. Employee shall be entitled to four (4) weeks paid vacation per calendar year without deduction of compensation, with the time slot for such vacation in any one or more calendar year to be agreed upon by the Chief Executive Officer. The Employer reserves the right to change or eliminate in its sole discretion fringe benefits on a prospective basis, at any time, as long as Employer does so for all employees similarly situated to Employee.

6. **Business Expenses**. Employee shall be reimbursed by the Employer for any actual out of pocket business expenses incurred by Employee in connection with Employee's services on behalf of the Employer in accordance with the Employer's customary policies and procedures, which shall require pre-approval of anticipated travel and other expenses of $500 or more. Employee will adhere to travel policies and expense submissions. The Employer reserves the right to change such policies and procedures on a prospective basis, at any time, effective upon reasonable notice to Employee.

7. **Company Policies**. The Employee shall at all times abide by the Employer's policies, rules and standards. In addition, the Employee shall sign an acknowledgment that he understands the Company's rules of conduct which are included in the Company Handbook.

8. **Stock Options**. Employee shall be entitled to receive options to purchase shares of voting Class A Common Stock of Boxlight Corporation, all in accordance with the terms and conditions set forth on **Exhibit D** attached hereto.

9. **No Violation of Rights of Third Parties**. Employee represents and warrants to the Employer that, to the best of Employee's knowledge, Employee is not currently a party, and will not become a party, to any other agreement that is in conflict with, or will prevent Employee from complying with this Agreement. Employee further represents and warrants to the Employer that, to the best of Employee's knowledge, Employee's performance of all of the terms of this Agreement as an employee of the Employer does not breach any other agreement or violate any duty which Employee may have to any other person or entity (such as a present or former employer), including obligations concerning providing services (whether or not competitive) to others, confidentiality of proprietary information and assignment of inventions, ideas, patents or copyrights, and Employee agrees that he will not do anything in the performance of services hereunder that would violate any such duty.

10. **Other Covenants**. Employee hereby makes the following covenants, each of which Employee acknowledges and agrees is a material part of this Agreement:

10.1 During Employee's employment, Employee will not (a) breach any agreement to keep in confidence any confidential or proprietary information, knowledge or data acquired by Employee prior to Employee's employment with Employer, or (b) disclose to the Employer, or use or induce the Employer to use, any confidential or proprietary information or material belonging to any previous employer or any other third party. Employee acknowledges that the Employer has specifically instructed Employee not to breach any such agreement or make any such disclosures to the Employer.

10.2 During the Term of Employee's employment with the Employer and after the termination thereof, Employee and Employer shall refrain from making any disparaging statements or remarks regarding or towards one another, including and extending to any Affiliates (as defined below) of the Employer, its products, services, agents or employees.

10.3 During the Employee's employment with the Employer, Employee will cooperate with and assist Employer in its defense or prosecution of any disputes, differences, grievances, claims, charges, or complaints between any Employer and any third party, which arise, which assistance will include testifying at the Employer's request in connection with any such matter or performing any other task reasonably requested by Employer in connection therewith.

11. **Confidential Information**.

11.1 The terms "***Confidential Information***" and "***Trade Secrets***" are used herein in their legal sense and mean any information in the possession of the Employer, which is kept or intended to be kept as a secret from others and the secrecy of which provides a measurable commercial benefit to Employer or any of its Affiliates. Employee agrees to keep strictly confidential, and to use solely for purposes of performing Employee's employment-related duties, any intellectual property or Confidential Information and Trade Secrets disclosed to Employee by Employer or any of its Affiliates or its customers and suppliers in the course of Employee's employment. For the purposes of this agreement, Confidential Information shall

include, without limitation: all of the Employer's business plans, strategies, corporate policies, financial information, operation of technical information, marketing information, customer lists and preferences, current or anticipated customer requirements, price lists, marketing studies, sales analyses, product plans, supplier information, employee information, organizational structure, employee lists, information regarding labor relations, employee remuneration and any other confidential information concerning the business and affairs of Employer, any of its Affiliates or its customers and suppliers, including information which, though technically not Trade Secrets, the unauthorized dissemination or knowledge of which might prove prejudicial to the business interests of Employer or any of its Affiliates. Employee understands that both the Confidential Information, Trade Secrets and other intellectual property are proprietary rights that the Employer or any of its Affiliates is entitled to protect, and accordingly, Employee agrees not to disclose such information either during or subsequent to Employee's employment without the prior written consent of the Employer, or to make use of such information for Employee's personal benefit, or for the benefit of any other person or entity. In addition, if requested at any time, Employee shall execute a separate Employee Confidentiality Agreement in the form prescribed by the Employer as a condition of Employee's continued employment.

11.2 Notwithstanding Section 11.1 above, Employee will not be required to maintain as confidential any Confidential Information or Trade Secrets that (i) becomes generally available to the public other than as a result of a disclosure by the Employee or any of his Affiliates; (ii) is required to be disclosed pursuant to the terms of a valid subpoena or order by any Governmental Authority or under any Law or other legal requirement, including applicable federal and state securities Laws; and provided, further, that the Employee may disclose Confidential Information or Trade Secrets; (iii) Employee discloses to his counsel, accountants and agents on a need-to-know basis (provided that any such person shall be informed of the confidential nature of such information and directed not to disclose or make public such Confidential Information or Trade Secrets); and (iv) becomes disclosed in any action, suit or proceeding between the parties. In the event that the Employee or any of his Affiliates are requested or required to disclose any Confidential Information or Trade Secrets pursuant to the preceding clause (ii), the Employee shall provide Employer with prompt written notice of the request or requirement so that Employer may, at the Employer's cost, seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 11.2. Employer and Employee shall treat the terms and conditions of this Agreement as Confidential Information.

11.3 For purposes of this Agreement, (i) "***Affiliate***" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, through the ownership of voting securities, by contract, as trustee, executor or otherwise; (ii) "***Governmental Authority***" means any agency, division, subdivision or governmental or regulatory authority or any adjudicatory body thereof, of the United States, or any state thereof; and (iii) "***Law***" means any federal, state, provincial, local, municipal, foreign, international, or multinational law (statutory, common or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation or order enacted, adopted, promulgated, issued or applied by any Governmental Authority or other similar authority.

12. Non-Solicitation. Employee acknowledges that in the course of Employee's employment with the Employer, Employee will serve as a member of the Employer's management and may become familiar with Employer's Trade Secrets and with other confidential and proprietary information and that Employee's services will be of special, unique and extraordinary value to Employer. Therefore, in consideration of the foregoing, Employee agrees that, during the Contemplated Term of this Agreement and for a period of twenty-four (24) months following the Term, Employee shall not:

(a) solicit individuals who are employees of Employer to be employees of any other business, other than through general advertising not specifically targeted to Employer or any of its Affiliates;

(b) directly or indirectly induce or attempt to induce any employee of Employer to leave the employment of Employer, or in any way interfere with the relationship between Employer and any employee thereof; or

(c) induce or attempt to induce any customer, supplier, licensee or other business relation of Employer, to cease doing business with, or modify adversely its business relationship with, Employer, or in any way interfere with or hinder the relationship between any such customer, supplier, licensee or business relation and Employer.

13. Rights to Intellectual Property. Employee acknowledges and agrees that any and all trademarks, copyrights, letters patent, patent applications, and other intellectual property rights and design, software, firmware and related documentation, and works of authorship, that are created by Employee during the period of Employee's employment and arise from Employee's employment duties with the Employer, shall belong to the Employer. There shall be no obligation on the Employer or any of its direct or indirect licensees to designate Employee as author of any such design, software, firmware or related documentation when distributed, publicly or otherwise, nor to make any distribution. Employee hereby waives and releases all of Employee's rights to the foregoing.

14. General Provisions.

14.1 Successors and Assigns. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employee shall not be entitled to assign any of Employee's rights or obligations under this Agreement.

14.2 Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision or prevent that party thereafter from enforcing each and every other provision of this Agreement.

14.3 Severability. In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable

provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

14.4 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Employer, but Employee has participated in the negotiation of its terms. Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

14.5 Dispute Resolution. In the event of any dispute or claim relating to or arising out of the employment relationship described herein, Employee and Employer agree that (i) any and all disputes between Employee and Employer shall be fully and finally resolved by binding arbitration in accordance with the then binding procedures of the American Arbitration Association located in the state of Georgia, (ii) the Employee hereby waives any and all rights to a jury trial but the award of the arbitrators may be enforced in any federal or state court referred to in Section 14.6 below, (iii) the arbitration shall provide for adequate discovery, and (v) the losing party shall pay all but the first $125 of the arbitration fees.

14.6 Governing Law; Forum. This Agreement will be governed by and construed in accordance with the laws of the state of Georgia. Each party consents to the jurisdiction and venue of the federal and state courts in the state of Georgia, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

14.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth under the signatures below, or such other address as either party may specify in writing.

14.8 Survival. Section 3 ("Duration of Employment; Termination"), Section 10 ("Other Covenants"), Section 11 ("Confidential Information"), Section 12 ("Non-Solicitation"), Section 13 ("Rights to Intellectual Property"), Section 14 ("General Provisions"), and Section 15 ("Entire Agreement") of this Agreement shall survive termination of Employee's employment with the Employer.

15 **Entire Agreement**. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Employee and the Employer. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

[signature page follows]

IN WITNESS WHEREOF, THE PARTIES TO THIS EMPLOYMENT AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS EMPLOYMENT AGREEMENT ON THE FIRST DATE WRITTEN ABOVE.

EMPLOYEE:

[signature]

Stephen Barker

Address for Notices:

PO Box 835164

Miami, FL 33283

COMPANY:

BOXLIGHT, INC.

By: [signature]
Name: Michael Pope
Title: President

Address for Notices:

Boxlight Corporation
1045 Progress Circle
Lawrenceville, GA 30043

Approved, as to Section 8 and Exhibit D of this Agreement

BOXLIGHT CORPORATION

By: [signature]
Name: Michael Pope
Title: President

BOXLIGHT

March 12, 2019

Stephen Barker
13335 SW 124th Street, #115
Miami, FL 33186

Dear Mr. Barker,

We are pleased to advise you that at the direction of the Board of Directors of Boxlight Corporation, a Nevada corporation (the "Company"), you are hereby notified that the Board has granted you a qualified stock option (the "Option") pursuant to the 2014 Equity Incentive Plan as adopted by the Company and as in effect on the date of the grant (the "Plan").

This Option entitles you to purchase Twenty Thousand (20,000) shares of Class A voting Common Stock of the Company (the "Option Shares") at the price of $2.52 per share (the "Exercise Price") which Exercise Price is payable in cash or by check in United States Dollars, or other property acceptable to the Compensation Committee of the Board of Directors (the "Board"). The date of grant of this Option is March 12, 2019, and it is the determination of the Board that on that date the per share fair market value of the Company's Common Stock was the Exercise Price.

You may exercise the Option only at such time as Options shall have vested in accordance with the vesting schedule set forth below. The Option must be exercised, if at all, on or before March 12, 2029 (ten years from the date of grant), after which any unexercised Options will expire. In addition, if you cease for any reason being employed by the Company, or any other subsidiary of the Company, any non-vested Options shall immediately be cancelled as of the date of termination of your employment services.

In all cases, your Option to purchase the Option Shares shall commence to vest immediately. The Option Shares will vest and shall become exercisable in sixteen (16) quarterly increments (each, a "Vesting Quarter") and become fully-vested upon the four-year anniversary of the date of grant of this Option. To the extent that you do not exercise a vested Option in any one or more Vesting Quarter, your right to exercise the Option shall be cumulative and shall carry over to the next succeeding Quarter. The Option may not be exercised for fractional shares.

The Option is subject to the terms, conditions and restrictions of the Plan as in effect on the date of the grant. Copies of the Plan are available to you on request. At the time, or times, you wish to exercise this Option in whole or in part, please refer to this letter and the provisions of the Plan dealing with methods and formalities of exercising your option.

We look forward to your employment with the Company.

Sincerely,

BOXLIGHT CORPORATION

Michael Pope,
President

Option Grant acknowledged and accepted:

Stephen Barker

BILL OF SALE

This BILL OF SALE ("**Bill of Sale**") dated as of March 12, 2019, is made by and between Boxlight, Inc., a Washington corporation (the "**Buyer**"), Modern Robotics Inc., a New York Sub-Chapter S Corporation (the "**Company**" or "**Seller**"), Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, Buyer, the Company, Boxlight Corporation, a Nevada corporation ("**BOXL**"), and Stephen Barker, an individual ("**Barker**") are parties to that certain Asset Purchase Agreement, dated as of March 12, 2019 (the "**Purchase Agreement**") providing for, among other things, the sale, assignment, transfer and delivery to the Buyer of all of the Seller's right, title and interest in and to the Acquired Assets and Assumed Liabilities (each as defined in the Purchase Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Seller hereby agree as follows:

1. Sale of Assets. Subject to the terms and upon the conditions set forth in the Purchase Agreement, and for good and valuable consideration as designated in the Purchase Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Seller hereby sells, assigns, transfers, conveys and delivers to Buyer absolutely, irrevocably, and forever, all rights, title and interest in and to the Acquired Assets, free and clear of all liens, pledges, security interests, charges, claims restrictions and encumbrances of any nature whatsoever, except as otherwise set forth in the Purchase Agreement.

2. Excluded Assets and Liabilities. Notwithstanding anything to the contrary set forth herein, this Bill of Sale shall not constitute an assignment or a transfer of any of Seller's assets that are not included in the Acquired Assets or liabilities and obligations that are not included in the Assumed Liabilities. All of the terms, covenants and conditions herein contained shall be for the sole and exclusive benefit of the Buyer and its successors and assigns.

3. Further Assurances. The Seller shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by the Buyer in order to more effectively sell, assign, transfer, convey to and vest in Buyer all rights, title and interest in and to the Acquired Assets.

4. Purchase Agreement. This Bill of Sale is executed to implement, and not to modify, the Purchase Agreement. The Seller and Buyer acknowledge and agree that neither the representations or warranties nor any of the rights, obligations or remedies of any party under the Purchase Agreement shall be deemed to be modified or altered in any way by this Bill of Sale. If any of the provisions hereof are in conflict with the provisions of the Purchase Agreement, the Purchase Agreement shall control.

5. Modification. This Bill of Sale may not be modified orally and may only be modified by a writing signed by the party or parties against whom enforcement thereof is sought. Waivers

of any terms or conditions of this Bill of Sale must be in writing, signed by the party or parties against whom such waiver is sought to be enforced. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

6. Governing Law. This bill of sale shall be governed by and construed in accordance with the laws of the state of Georgia.

7. Successors and Assigns. This Bill of Sale shall be binding upon and inure to the benefit of the Buyer and its respective successors and assigns.

8. Assignment. Buyer shall have the absolute unilateral right to assign this Bill of Sale and all of the Acquired Assets to any wholly-owned subsidiary, affiliate of the Buyer or to any successor-in-interest to the assets, business or securities of the Buyer.

9. Counterparts. This Bill of Sale may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first above written.

MODERN ROBOTICS, INC.

By: ______________________

Name: Stephen Barker
Title: President

BOXLIGHT INC.

By: Michael Pope

Name: Michael Pope
Title: President

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this "Agreement") is made and entered into as of March 12, 2019, by and between Modern Robotics Inc., a New York Sub-Chapter S Corporation (the "Assignor"), and Boxlight, Inc., a Washington corporation (the "Assignee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, Assignor, Assignee, Boxlight Corporation, a Nevada corporation ("BOXL"), and Stephen Barker, an individual ("Barker") are parties to that certain Asset Purchase Agreement, dated as of March 12, 2019 (the "Purchase Agreement"); and

WHEREAS, in consideration for the sale, assignment and transfer by Assignor of the Acquired Assets (as defined under the Purchase Agreement) and Assumed Liabilities (as defined under the Purchase Agreement), and the execution of the Purchase Agreement, the Assignee has agreed to the terms and conditions set forth in the Purchase Agreement, to include the assignment and assumption by the Assignee of the Assumed Liabilities and Acquired Assets, as set forth under the Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over to Assignee, its successors, legal representatives and assigns, all of Assignor's obligations to the Acquired Assets and the Assumed Liabilities; the same to be paid, discharged and performed, on and after the Closing Date, by the Assignee, in the same manner and entirety as the same would have been required by the Assignor, had this assignment not been made. For the avoidance of doubt, Assignor's assignment and Assignee's assumption of the obligations set forth under this Agreement shall be strictly limited to only such obligations under the Assumed Liabilities and/or Acquired Assets that arise, or are due and outstanding, following the Closing Date (as defined under the Purchase Agreement).

1. **Recitals**. The recitals set forth above are hereby incorporated into the body of this Agreement by reference as if set forth at length in detail herein.

2. **Assumption of Assumed Liabilities**. Subject to the terms, provisions and conditions contained in the Purchase Agreement, Assignor does hereby assign, transfer, convey and deliver to the Assignee and the Assignee hereby assumes and agrees to pay, discharge and perform, on and after the Closing Date, all outstanding liabilities and obligations set forth in the Purchase Agreement, to the extent of any outstanding indebtedness or obligations set forth on Schedule 1.3 accruing and relating to the period from and after the Closing Date (as defined under the Purchase Agreement).

3. **Acquired Assets.** Subject to the terms, provisions and conditions contained in the Purchase Agreement, Assignor does hereby assign, transfer, convey and deliver to the Assignee and the Assignee hereby assumes and agrees to pay, discharge and perform, on and after the Closing Date, all outstanding liabilities and obligations under the Acquired Assets, including but

not limited to (i) certain Assumed Contracts as set forth on Schedule 1.5(a) of the Purchase Agreement, and (ii) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to the payment of Taxes) of the Assignor arising or outstanding and related to the period from and after the Closing Date (as defined under the Purchase Agreement);

4. **Assignor's Warranties, Representations, and Covenants.**

The Assignor warrants and represents to, and covenants with, the Assignee that:

(a) The Assignor is the lawful owner of the Assumed Liabilities and Acquired Assets free from any and all claims and encumbrances, except for Permitted Liens (as defined in the Purchase Agreement);

(b) The Assignor has not received notice or, and has no knowledge of, any offsets, counterclaims or other defenses with respect to the Assumed Liabilities or Acquired Assets;

(c) The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under any agreements or contracts as related to the Assumed Liabilities.

5. **Assignee's Warranties, Representations, and Covenants.**

The Assignee warrants and represents to, and covenants with, the Assignor that:

(a) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own, assume, pay and discharge the Assumed Liabilities in regular due course and as required and set forth under the Purchase Agreement;

(b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

(c) To the best of Assignee's knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(d) The Assignee agrees to be bound, by all of the terms, covenants and conditions of the Assumed Liabilities and/or Acquired Assets, and from and after the date hereof, the Assignee assumes for the benefit of the Assignor all of the Assignor's obligations thereunder, with respect to the Assumed Liabilities and Acquired Assets thereunder;

(e) The Assignee has been furnished with all information regarding the Assumed Liabilities and Acquired Assets that it has requested from the Assignor;

6. **Consent**. Assignor hereby consents and agrees to the assignment to Assignee of all of the (i) Assumed Liabilities rights and obligations set forth under the Purchase Agreement, as set forth on Schedule 1.3 to the Purchase Agreement, and (ii) Acquired Assets rights and obligations set forth under the Purchase Agreement.

7. **Modification**. This Agreement may not be modified orally and may only be modified by a writing signed by the party or parties against whom enforcement thereof is sought. Waivers of any terms or conditions of this Agreement must be in writing, signed by the party or parties against whom such waiver is sought to be enforced. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

8. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia.

9. **Counterparts**. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Balance of this page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this Assignment and Assumption Agreement as of the date written above.

ASSIGNOR:

MODERN ROBOTICS, INC.

By: ______________________________
Name: Stephen Barker
Title: President

ASSIGNEE:

BOXLIGHT INC.

By: ______________________________
Name: Michael Pope
Title: President